As filed with the Securities and Exchange Commission on July 31, 2001

Registration No. 33-
-----------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                               Juniper Group, Inc.
 ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Nevada                                   11-2866771
------------------------                  ------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

111 Great Neck Road, Suite 604, Great Neck, New York                   11021
------------------------------------------------------------------------------
(Address of principal executive offices)                  (Zip code)

                   Agreements for Consulting Services for 2001
 ------------------------------------------------------------------------------
                            (Full title of the plans)

                              Vlado P. Hreljanovic
                         111 Great Neck Road, Suite 604
                           Great Neck, New York 11021
                                 (516) 829-4670
 ------------------------------------------------------------------------------
            (Name, address, including zip code, of agent for service)

A copy of all communications, including communications sent to the agent for service, should be sent to:

                                Gerald A. Kaufman
                              33 Walt Whitman Road
                          Huntington Station, NY 11746
                                 (631) 271-2055

     Approximate date of commencement of proposed sale to the public: Upon filing of this registration statement


                                           CALCULATION OF REGISTRATION FEE

Title of Securities to be                      Proposed       Proposed Maximum
Registered                                      Maximum          Aggregate
                                             Offering Price     Offering Price         Amount of
                              Amount to be    Per Share(9)                          Registration Fee
                              Registered
----------------------------- -------------- ---------------- ----------------- ---------------------

Common Stock
$.001 par value                45,000(1)            $1.00             $45,000             $ 13.64


Common Stock
$.001 par value                45,000(2)            $1.00             $45,000             $ 13.64

Common Stock
$.001 par value                35,000(3)            $1.00             $35,000             $ 10.61


Common Stock                   25,000(4)            $1.00             $25,000             $  7.58
$.001 par value

 Stock Warrants               100,000                   - (5)             -

 Stock Warrants               100,000                   - (5)             -

 Stock Warrants                50,000                   - (5)             -

 Common Stock
 $.001 par value              100,000(6)            $2.00           $200,000            $ 60.61

 Common Stock
 $.001 par value              100,000(7)            $2.00           $200,000            $ 60.61

 Common Stock
 $.001 par value               50,000(8)            $2.00           $100,000            $ 30.30

                                                                    --------            -------
                             Total                                  $650,000            $196.99
                                                                    ========            =======

1) Shares issuable to Terence T. Byrne in consideration of services rendered and to be rendered pursuant to a Consulting Agreement dated June 13, 2001.

2) Shares issuable to Avi Mirman in consideration of services rendered and to be rendered pursuant to a Consulting Agreement dated June 7, 2001.

3) Shares issuable to Chris Kern in consideration of services rendered and to be rendered pursuant to a Consulting Agreement dated June 14, 2001.

4) Shares issuable to Vance Burroughs in consideration of services rendered and to be rendered pursuant to a Consulting Agreement dated July 2, 2001.

5)   No Registration Fee is required, pursuant to Rule 457(h)(2).

6) Shares issuable upon exercise of warrants granted to Terence T. Byrne pursuant to a Consulting Agreement dated June 13, 2001.

7) Shares issuable upon exercise of warrants granted to Avi Mirman pursuant to a Consulting Agreement dated June 7, 2001.

8) Shares issuable upon exercise of warrants granted to Chris Kern pursuant to a Consulting Agreement dated June 14, 2001.

9) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) based upon the per share exercise price.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference


     The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Juniper Group, Inc., a Nevada corporation (the "Company"), pursuant to the Securities Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

2. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2001.

3. The description of the Common Stock, par value $.001 per share (the "Common Stock"), contained in the Company's registration statement on Form S-18 (File 33-35101-NY) pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c) 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

         Not applicable - Securities registered under Section 12.

Item 5. Interests of Named Experts and Counsel

                  None

Item 6. Indemnification of Directors and Officers

     Under the Nevada Corporation Law, a corporation's Articles of Incorporation may contain provisions eliminating or limiting the personal liability of a director or officer to the Corporation, or its stockholders for damages for breach of fiduciary duties as a director or officer, except the Corporation must not eliminate or limit liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (b) payment of distributions in violation of the statutes.

     Article 6 of the Registrant's By-laws provides that the Registrant shall indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by the Nevada General Corporation Law. The Registrant, by appropriate action of its Board of Directors may indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by Nevada General Corporation Law.

Item 7. Exemption From Registration Claimed

                  Not applicable

Item 8. Exhibits

4.4 Consulting Agreement between the Registrant and Terence T. Byrne dated June 13, 2001.

4.5  Consulting Agreement between the Registrant and Avi Mirman dated June 7,
     2001.

4.6 Consulting Agreement between Chris Kern dated June 14, 2001.

4.7 Consulting Agreement between the Registrant and Vance Burroughs dated July 2, 2001.

5.1  Opinion of Gerald A. Kaufman

23.1 Consent of Gerald A. Kaufman (included in Exhibit 5.1 hereto).

23.2 Consent of Goldstein & Ganz, P.C., Certified Public Accountants

24.1 Power of Attorney (included on the signature page of this Registration Statement).

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vlado P. Hreljanovic, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                           Title                           Date


/s/Vlado P. Hreljanovic
_______________________    President, Chief Executive         July 31, 2001
Vlado P. Hreljanovic       Officer, Director, Acting
                           Chief Financial Officer


/s/ Harold A. Horowitz
______________________     Director                           July 31, 2001
Harold A. Horowitz



/s/ Barry S. Huston
___________________        Director                           July 31, 2001
Barry S. Huston

                                                        Exhibit 4.4


                              Consulting Agreement
                                     Between
                          Juniper Medical Systems, Inc.
                                       And
                                Terence C. Byrne


     This Consulting Agreement made and entered into this 13th Day of June 2001 by and between Juniper Medical Systems Inc., having an office at 111 Great Neck Road, Suite 604, Great Neck, NY 11021 (hereinafter "JMSI") and Terence C. Byrne (hereinafter "Consultant") independent contractors, having an address at 466 Cote St. Antoine, West Mount, Quebec H3Y 2J9.

                                 P R E M I S E S

WHEREAS, JMSI, through its healthcare subsidiaries is engaged in the business of securing the services of healthcare professionals, medical provider networks, management service organizations, as well as physician practice management organizations.

WHEREAS, Consultant represent himself as qualified to perform the desired services required by JMSI.

WHEREAS, JMSI desires to retain Consultant to act as a finder for acquisition candidates for JMSI and its subsidiaries, and JMSI shall compensate Consultant for the services either by cash or by issuing Consultant shares of the Juniper Group, Inc. common stock, par value .001, the Parent Company. JMSI shall have the option to pay the Consultant in cash or stock. In addition, Consultant shall be issued warrants vesting on a monthly basis.

The Consultant is willing to perform such consulting services on the terms and conditions herein contained.

                                A G R E E M E N T

NOW THEREFORE, in consideration of the above stated premises and the promises herein contained, and for good and valuable consideration, the parties hereto agree as follows:

1.       Engagement of Consultant:

     JMSI hereby retains Consultant and Consultant agrees to act as a finder for potential acquisition candidates in the healthcare segment of its business.

2.       Terms:

     JMSI hereby retains Consultant for a period of five (5) months ending October 31, 2001, and renewable after October 31, 2001, on a monthly basis, only by a written notification from JMSI to Consultant, to provide the services set forth herein.

A. Scope of Consultant's Work:

1. On a non-exclusive basis, Consultant shall introduce JMSI to possible acquisition candidates, evaluate JMSI's possible acquisition candidates, review the business and operation of the candidates, assist JMSI in obtaining information for its due diligence review of the possible candidates, and coordinate the dissemination of information to and from the candidates.

B. Work Assignment

1.   Specific  verbal and written tasks are to be coordinated  through Mr. Vlado
     P. Hreljanovic, President of JMSI with periodic plans submitted as well as ongoing monthly progress reports sent to Mr. Hreljanovic. The parties shall document each candidate introduced by Consultant.

2. Compensation: a. As compensation for the services to be rendered by Consultant hereunder, Consultant shall be paid, and Consultant agrees to accept, the following:

( i) JMSI shall pay monthly compensation of Nine Thousand (9,000) Dollars in cash for the term of this Agreement.

                                      -or-

( ii) JMSI shall have the option to pay Consultant's services for that month up to Nine Thousand (9,000) Dollars in value of Juniper Group, Inc.'s common stock, par value $.001 per share. The number of shares issued in each month shall be determined by dividing Nine Thousand Dollars by $1.00 and may be exercised at $1.00 per share, which exercise is in lieu of cash compensation. In addition, Consultant shall receive 20,000 warrants per month at strike price of $2.00. These warrants shall be in full force for a period of four (4) years.

b. Consultant can exercise warrants and shares by delivering the exercise price, along with the executed Investment Letter annexed hereto as Exhibit A to Juniper Group, Inc.. Juniper Group, Inc. shall make delivery of Certificates representing the number of shares of common stock exercised.

c. The granting of the share purchase rights is being made pursuant to a resolution adopted by the Board of Directors of Juniper Group, Inc. on even date herewith, which specified that Consultant is to receive the rights to purchase shares and receive warrants in the manner set forth herein.

d. Juniper Group, Inc. shall make immediate delivery of such shares upon full payment and receipt of a duly executed investment representation letter, provided that if any law or regulation requires it to take any action with respect to the shares specified in such notice before the issuance hereof, the date of such delivery of such shares shall be extended for the period necessary to take such action.

e. The Juniper Group shares exercised by Consultant shall be registered for resale by Consultant under the Securities Act of 1933 (the "Act"), as amended, pursuant to a Form S-8 Registration file by Juniper Group. It is intended that this Agreement is an "Employee Benefit Plan", as defined in Rule 405, promulgated under the Act.

f. The parties hereto acknowledge that the issuance of Juniper Group, Inc.'s shares upon the exercise of the share purchase rights hereunder is being made without registration under the Securities Act of 1933, as amended, (the "Securities Act"), or any other state or federal law, that the shares issued upon exercise of the Investment Letter will therefore be "restricted Securities" within the meaning of the Securities Act and Rule 144 promulgated under the Securities Act. All certificates representing the shares issued pursuant to this Agreement, any and all certificates issued in replacement thereof or in exchange therefore, shall bear a legend, in substantially the following form, which Consultant has read and understands:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF JUNIPER.

3.       Person Entitled To Exercise.

     The shares issued in lieu of cash compensation and/or the warrants attached can only be exercised by Consultant, Consultant's beneficiary or Consultant's estate, and neither this nor any rights hereunder can be transferred other than by testamentary disposition or the laws of descent and distribution. Neither the shares, warrants, nor any right hereunder, shall be subject to lien, attachment, execution, or similar process. In the event of any alienation, pledge, or hypothecation, or any other transfer of the shares, or warrants, or any right hereunder, or in the event of any levy, attachment, execution or similar process, this Option and all rights granted hereunder shall immediately be null and void.

4.       Termination of Agreement by the Company.

     It is understood and agreed that either party hereof, may at any time and for any reason whatsoever, terminate this agreement by giving thirty (30) days prior written notice to the other party. At the conclusion of this agreement, or its termination, all data provided by JMSI to Consultant shall be returned to JMSI. All compensation due for completed services through the date of termination shall be paid to Consultant immediately upon termination.

5.       Reports To JMSI

a. Commencing July 1st, 2000, and at least once each month thereafter during the Term of this Agreement, Consultant shall prepare and present to JMSI a written report describing its activities and its progress toward meeting the objectives mutually agreed upon by Consultant and JMSI.

b. Throughout the Term of this Agreement, Consultant may also provide the officers, directors, employees or designees of JMSI with verbal reports concerning its activities.

This Agreement may be extended beyond the period specified herein as set forth herein.

6.       Confidential Information

     JMSI agrees to promptly provide and fully disclose to Consultant any and all information regarding JMSI, which Consultant deems pertinent to its engagement hereunder.

     Consultant   acknowledges   that  any  and  all  knowledge  or  information
concerning JMSI and its affairs obtained by Consultant, his principals, employees and/or contractors in the course of his engagement hereunder will be deemed "confidential" and will be held inviolate by him and that he will conceal the same from any and all other persons and entities, including, but not limited to, competitors of JMSI and that he will not impart any such knowledge to anyone whosoever during or after the term of hereof.

     As used herein, "confidential" knowledge or information means: (a) all information regarding JMSI, which is not generally available to the public; and
(b) all information regarding JMSI, which was received by Consultant from a source with confidentiality obligations to JMSI, and (c) all information regarding Juniper Group, Inc., JMSI's parent company, which is not generally available to the public.

     Consultant shall, upon the termination of his engagement by JMSI for any reason whatsoever, immediately surrender and turn over to JMSI all "confidential" material including, but not limited to, books, forms, records, JMSI lists and all other papers and writings relating to JMSI and all other property belonging to JMSI, it being understood and agreed that the same are the sole property of JMSI. This includes any and all papers, documents and computer records created or held by Consultant.

     In addition to any other rights or remedies to which JMSI may be entitled, JMSI shall have the right to obtain an ex parte restraint upon the breach or threatened breach of this section.

         This section shall survive termination of this Agreement.

7.       Best Efforts Basis.

     Consultant agrees that he will at all times faithfully and to the best of his experience, ability and talents, perform all the duties that may be required of and from Consultant, pursuant to the terms of this Agreement. Consultant does not guarantee that his efforts will have any impact on Client's business or that any subsequent financial improvement will result from Consultant's efforts. Client understands and acknowledges that the success or failure of Consultant's efforts will be predicated on Client's assets and operating results.

8.       Client's Rights to Approve Transactions.

     JMSI expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves JMSI. Consultant and JMSI agree that Consultant is not authorized to enter into agreements on behalf of JMSI.


9.   JMSI Under No Duty or Obligation to Accept or Close on any Transactions.

     It is mutually understood and agreed that JMSI is not obligated to accept or close any promotional proposal, acquisition, or merger transactions submitted by Consultant.

10.      Costs and Expenses.

     Consultant shall be responsible for all out-of-pocket expenses, travel expenses, third party expenses, filing fees, copy and mailing expenses that Consultant may incur in performing Consulting Services under this Agreement. However, such costs shall be reimbursed to Consultant if approved in writing by JMSI within thirty (30) days from the date that the Consultant submits approved expense report to JMSI.

11.      Consultant Status

     Consultant acknowledges that he is providing services hereunder as an independent contractor. Accordingly, Consultant agrees that any taxes associated with the performance of the services hereunder shall be his sole responsibility. Consultant further agrees that nothing herein shall create a relationship of partners or joint venture's between Consultant and JMSI

12.      Representations Of JMSI

         JMSI hereby represents and warrants as follows:

a. Organization and Standing. JMSI is a corporation validly existing and in good standing under the laws of New York.

b. Corporate Power and Authority. JMSI has the corporate power to execute and deliver this Agreement, has taken all action required by law to authorize such execution and delivery, and this Agreement is a valid and binding obligation of JMSI in accordance with its terms.

c. Financial Statements. Juniper Group, Inc., the parent company, has or will cause to be delivered, concurrent with the execution of this Agreement, copies of the most recent Form 10-KSB, the Proxy Statement, and all subsequent 10-QSBS, which accurately set forth the financial condition of Juniper Group, Inc. as of the respective dates of such documents.

13.      Representations Of Consultant

         Consultant hereby represents and warrants as follows:

a. Power and Authority. Consultant has the power to execute and deliver this Agreement, has taken all action required by law to authorize such execution and delivery, and this Agreement is a valid and binding obligation of Consultant in accordance with its terms.

b. Inside Information Securities Laws Violations. In the course of the performance of the Consultant's duties, he may become aware of information which may considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledges that his use of such information to purchase or sell securities of JMSI, or its affiliates, or to transmit such information to any other party with a view to buy, sell, or otherwise deal in JMSI's securities, is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the warrants.

(c) By reason of Consultant's knowledge and experience of financial and business matters in general, and investments in particular, Consultant is capable of evaluating the merits of this transaction and in bearing the economic risks of an investment in the shares of Juniper Group, Inc. and JMSI in general and fully understand the speculative nature of such securities and the possibility of such loss;

(d) Consultant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Shares to be issued hereby and reserved for issuance pursuant hereto, and to obtain any additional information which Client possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished; and

(e) Consultant has been furnished with a copy of Juniper Group, Inc.'s most recent Annual Report on Form 10-KSB, the Proxy Statement, and all reports or documents required to be filed under Sections 13(a), 14(a) and 15(d) of the Securities and Exchange Act of 1933, as amended, including but not limited to, quarterly reports on Form 10-QSB; and, in addition, that Consultant has been furnished with a brief description of Juniper Group, Inc.'s capital structure and any material changes in Juniper Group, Inc.'s affairs that may not have been disclosed in the Disclosure Documents.

14.      Defaults

     In the event that JMSI fails to pay any amount due to Consultant hereunder, or to timely reimburse Consultant for any expenses in the manner set forth herein, or otherwise defaults hereunder, after receiving written notice of such default with fifteen (15) days to cure, Consultant shall have the right to cease performing services hereunder and to declare all amounts due hereunder to be immediately due and payable. In no event shall any funds paid to Consultant hereunder be refundable to JMSI.

15.      Notices

     All notices permitted, required or provided for by this Agreement shall be made in writing, and shall be deemed adequately delivered if delivered by hand and a receipt obtained, or by a nationally recognized overnight courier service that regularly maintains records of its pick ups and deliveries, to the parties at their respective addresses set forth above or to any other address designated by a party hereto by written notice of such address change. Notices shall be deemed given as of the date of delivery to the overnight courier service or to the recipient if delivered by hand, and received one day after delivery to the overnight courier service or when actually received if delivered by hand.

16.      Indemnification

     JMSI shall hold harmless and indemnify Consultant from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against Consultant relating to the performance by JMSI hereunder. Notwithstanding the foregoing, JMSI shall have no obligation to hold harmless and indemnify Consultant from claims made against Consultant, which arise out of, or in connection with, Consultant's negligence in the performance of his duties hereunder. The provisions of this Section shall survive termination of this Agreement.

     The Consultant shall hold harmless and indemnify JMSI from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against JMSI relating to the performance of Consultant's hereunder.

17.      Binding Effect; Assignment

     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

18.      Entire Agreement

     This Agreement represents the entire Agreement with respect to matters contemplated herein and supersedes any prior oral or written agreements or undertakings between the parties with respect to such matters. This Agreement shall not be amended to any extent or canceled, except by a writing executed by the parties.

19.      Headings

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

20.      Counterparts

     This Agreement and any amendments hereto may be executed in any number of counterparts, all of which together shall constitute a single, original instrument.

21.      Separability

     To the extent that any term or provision hereof is deemed invalid, void or otherwise unenforceable, but may be made enforceable by amendment thereto, the parties agree that such amendment may be made so that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. This Agreement is made in the State of New York and subject to the laws of such State without regard to conflicts of law rules. Any action or proceeding in regard to this Agreement must be brought in the County of Nassau, State of New York.

22.      Waiver

     A waiver of any breach of any provision of this Agreement must be in writing and shall not constitute or operate as a waiver of any other breach of such provision or of any other provision, nor shall any failure to enforce any provisions hereof operate as a waiver of such provision or of any other provision hereunder.


IN WITNESS THEREOF, the Parties have caused this agreement to be executed on its behalf by a duly authorized officer and consultant as hereunto agreed by authorized signatures, all as of the day and year first above written.


Consultant:                                Juniper Medical Systems, Inc. (JMSI)

/s/ Terence C. Byrne                           /s/ Vlado P. Hreljanovic
_____________________                      By: _____________________
Terence C. Byrne                               Vlado P. Hreljanovic
                                                President & CEO

By the terms of this Agreement, the Parties intend that the Consultant will be an acquisition consultant for JMSI. Juniper Group, Inc. has read and agreed to Paragraphs 2, 4, 13(c) and 14(e) in this agreement concerning the issuance of Juniper Group shares as compensation, including warrants attached and the rights to redemption thereof.

Juniper Group, Inc.

/s/ Vlado P. Hreljanovic
-----------------------------
         Name

President
-----------------------------
         Title

                                   EXHIBIT "A"

                                INVESTMENT LETTER


                                                                       Date:

Mr. Vlado P. Hreljanovic
Chairman of the Board
Chief Executive Officer
Juniper Medical Systems, Inc.
111 Great Neck Road, Suite 604
Great Neck, NY  11021

Dear Mr. Hreljanovic,

     In connection with my purchase (acquisition) of shares of common stock, par value $.001 per share (the "Shares"), of Juniper Group, Inc, a Nevada
Corporation (the "Company"), issued in consideration of an aggregate of $_______, or $________ per share, I acknowledge that you have advised me that the Shares are not being registered under the Securities Act of 1933, as amended (the "Act"), on the basis of statutory exemptions in Section 4(2) thereof relating to transactions not involving a public offering and that your reliance on this statutory exemption is based in part on the representations made by me in this letter.

     The certificate(s) representing the shares are to be delivered to me as soon as practicable following the Company's receipt of full payment of ($ ) for the Shares.

     I understand that the following reports by the Company under the Securities Exchange Act of 1934, as amended, including the Form 10-KSB for the fiscal year ended December 31, _____, and the Form 10-QSB's for the quarter(s) of 200___, plus any and all documents, instruments records and books pertaining to the Company and this investment have been made available to me and my attorney(s), accountant(s) or investment advisor(s). I have had the opportunity to ask questions of, and receive answers from the Company concerning the business of the Company, and have had the opportunity to obtain additional information in order to permit me to evaluate the merits and risks of acquiring the Shares.

     I hereby represent to you that I am acquiring the Shares for investment for my own account and not with a view to resell or otherwise distribute the Shares in a manner that would violate the Act, subject to the disposition of the Shares to be within my control at all times.

     I understand that investment in the Shares involve a very high degree of risk and that I may lose my entire investment therein.

     I understand that the Shares issued to me will bear a legend substantially as follows:

Mr. Vlado P. Hreljanovic
JUNIPER MEDICAL SYSTEMS, INC.
Page Two

     "This certificate and the shares of stock represented hereby have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and may not be transferred, re-offered and sold unless registered or unless an exemption from registration is available".

     In the absence of an effective registration statement under the Act covering the Shares, I shall not offer, sell, transfer or otherwise dispose of any of the Shares without either first obtaining an opinion of counsel, reasonably satisfactory to you, that the disposition may be made without registration of the Shares in question under the Act, or first obtaining a letter from the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to the effect that it will recommend no action to the Commission if any of the Shares to be disposed of are so disposed of without registration.

     In the event that I, or anyone acting on my behalf who shall be entitled to dispose of any of the Shares, shall decide to dispose of such Shares in the absence of an effective registration statement, as a condition to any such disposition I will obtain, if required by you, an agreement in writing from each person to whom such disposition is proposed to be made to the same effect as the agreement, understandings and representations which are hereby made.

     Finally, all legal fees and other expenses incurred in connection with the rendering of opinions or the obtaining of "no-action" letters in accordance with the provisions hereof shall be entirely my obligation and responsibility and shall not be any of your responsibility, and I will promptly pay and discharge the same. Please issue the Shares in accordance with the instructions set forth at the bottom of this letter.

                                            Very truly yours,


                                            ----------------------------------

Date: __________________________


Please register the Shares as follows:

Name:

Address:

Soc. Sec. #

                                                                   Exhibit 4.5

                              Consulting Agreement
                      Juniper Internet Communications, Inc.
                                       And
                                   Avi Mirman


     AGREEMENT, made as of June 14, 2001, by and between Avi Mirman, 5 Stonehenge, East Northport, NY 11131 ("Consultant") and Juniper Group, 111 Great Neck Road, Suite 604, Great Neck, New York 11021 ("JUNI")

                                 P R E M I S E S

     WHEREAS, Consultant represents himself qualified to perform the desired Services required by JUNI.

     WHEREAS, JUNI desires to engage Consultant to provide the consulting Services described below during the term of this Agreement, until the Agreement is terminated as provided herein.; and

     WHEREAS, JUNI desires to retain Consultant to perform the above services, and to compensate Consultant for these services either by cash or by issuing the Consultant shares of JUNI's common stock, par value .001. JUNI shall have the option to pay the Consultant in cash or stock. In addition, Consultant shall be issued warrants vesting on a monthly basis.

     The Consultant is willing to perform such consulting services on the terms and conditions herein contained.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the above stated premises and the premises herein contained and other good and valuable consideration, the parties agree as follows:

        1.       SCOPE OF SERVICES TO BE PROVIDED BY THE CONSULTANT

         Consultant agrees to provide, and JUNI agrees to pay for the following consulting services (collectively referred to as the "Services"):

a)   general business consulting

b) consulting and assistance with the paperwork and procedures for acquiring asset for JUNI; provided however, that the Services are expressly agreed to exclude all legal advice, accounting services or other services requiring licenses for certification c) Introduce to JUNI possible merger and acquisition candidates d) Evaluate JUNI'S possible merger and acquisition candidates e) Review the business and operation of the candidates and their historical and projected financial condition f) Assist JUNI in obtaining information for its Due Diligence review g) Coordinate the dissemination of information to and from the candidate

     Notwithstanding the foregoing, nothing herein described shall obligate Consultant to effect any acquisitions for JUNI. It is understood and acknowledged by the parties that the value of Consultant's advice is not measurable in a quantitative manner, and Consultant shall be obligated to render advice and services, upon the request of JUNI, in good faith, as shall be determined by the Company, but shall not be obligated to spend any specific amount if time in doing so. All services are to be provided on a "best effort" basis.

         2.       CONSULTANT'S DUTIES

     Consultant shall, at the request of JUNI, provide business management and marketing consultation services on a non-exclusive basis. Consultant shall also act as a finder for acquisition candidates in the entertainment field. Such services shall include advice concerning the implementation and monitoring of business and marketing plans. The Consultant may also render the following services at the request of JUNI:

     Market Analysis and Public Relations -- Consultant will assist JUNI in researching market conditions and JUNI's competitors in the entertainment market to utilize JUNI's entertainment segment business and develop acquisition and/or joint venture transactions. Consultant will develop a strategic plan to disseminate information regarding JUNI and JUNI's market through traditional media and the Internet.

         3.       Work Assignment

     Specific  verbal and written tasks are to be coordinated  through Mr. Vlado
P. Hreljanovic, CEO of JUNI with periodic plans submitted as well as ongoing monthly progress reports sent to Mr. Hreljanovic. The parties shall document each candidate introduced by Consultant.

        4.       TERM

     The term of this agreement shall commence on the date hereof and shall continue for five (5) months, ending on October 31, 2001, which may be extended on a monthly basis only by written notification from JUNI to the Consultant. Either party may terminate this Agreement upon thirty (30) days written notice to the other party.

         5.       COMPENSATION

a. As compensation for the services to be rendered by Consultant hereunder, Consultant shall be paid, and Consultant agrees to accept, the following:

( i) JUNI shall pay monthly compensation of Nine Thousand (9,000) Dollars in cash for the term of this Agreement.
                                      -or-
( ii) JUNI shall have the option to pay Consultant's services for that month up to Nine Thousand (9,000) Dollars in value of Juniper Group, Inc.'s common stock, par value $.001 per share. The number of shares issued in each month shall be determined by dividing Nine Thousand Dollars by $1.00 and may be exercised at $1.00 per share, which exercise is in lieu of cash compensation. In addition, Consultant shall receive 20,000 warrants per month at the discretion of Juniper Group, at a strike price of $2.00. These warrants shall be in full force for a period of four (4) years.

b. Consultant can exercise warrants and shares by delivering the exercise price, along with the executed Investment Letter annexed hereto as Exhibit A to JUNI. JUNI shall make delivery of Certificates representing the number of shares of common stock exercised.

c. The granting of the share purchase rights is being made pursuant to a resolution adopted by the Board of Directors of JUNI on even date herewith, which specified that Consultant is to receive the rights to purchase shares in the manner set forth herein.

d. JUNI shall make immediate delivery of such shares upon full payment and receipt of a duly executed investment representation letter, provided that if any law or regulation requires it to take any action with respect to the shares specified in such notice before the issuance hereof, the date of such delivery of such shares shall be extended for the period necessary to take such action.

e. The Juniper Group shares exercised by Consultant shall be registered for resale by Consultant un der the Securities Act of 1933 (the "Act"), as amended, pursuant to a Form S-8 Registration filed by Juniper Group. It is intended that this Agreement is an "Employee Benefit Plan", as defined in Rule 405, promulgated under the Act.

f. The parties hereto acknowledge that the issuance of JUNI's shares upon the exercise of the share purchase rights hereunder is being made without registration under the Securities Act of 1933, as amended, (the "Securities Act"), or any other state or federal law, that the shares issued upon exercise of the Investment Letter will therefore be "restricted Securities" within the meaning of the Securities Act and Rule 144 promulgated under the Securities Act. All certificates representing the shares issued pursuant to this Agreement, any and all certificates issued in replacement thereof or in exchange therefore, shall bear a legend, in substantially the following form, which Consultant has read and understands:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF JUNIPER.

         6.       Person Entitled To Exercise.

     The shares issued in lieu of cash compensation and/or the warrants attached can only be exercised by Consultant, Consultant's beneficiary or Consultant's estate, and neither this nor any rights hereunder can be transferred other than by testamentary disposition or the laws of descent and distribution. Neither the shares, warrants, nor any right hereunder, shall be subject to lien, attachment, execution, or similar process. In the event of any alienation, pledge, or hypothecation, or any other transfer of the shares, or warrants, or any right hereunder, or in the event of any levy, attachment, execution or similar process, this option and all rights granted hereunder shall immediately be null and void.

        7.       Termination of Agreement by JUNI.

     It is understood and agreed that either party hereof, may at any time and for any reason whatsoever, terminate this agreement by giving thirty (30) days prior written notice to the other party. At the conclusion of this agreement, or its termination, all data provided by JUNI to Consultant shall be returned to JUNI. All compensation due for completed services through the date of termination shall be paid to Consultant immediately upon termination.

     Despite anything to the contrary contained in this Agreement, JUNI may terminate this Agreement at will or if any of the following events occur. In the event of such termination, Consultant may exercise his right to convert any outstanding debt including approved expenses, which have been issued for services already rendered, but Consultant is not entitled to any portion of the shares for which services had not been performed prior to such termination.

A. Failure to Follow Instructions. JUNI can terminate this Agreement in the event Consultant fails to follow Company's instructions. Company must advise Consultant that his actions or inactions are unacceptable and give Consultant a reasonable time to comply. If Consultant fails to comply, or a later time repeats the same unacceptable action or inaction, he may be terminated hereunder by Company's service of "Notice of Termination" to Consultant.

B. Breach of Consultant's Duties. JUNI can terminate this Agreement if in the sole judgment of the Chief Executive Officer, Consultant's actions, performance or conduct would make it unreasonable to require JUNI to retain Consultant. In addition, such acts could include, but are not limited to, unsatisfactory work product, untimeliness in performance, dishonesty, illegal activities, activities harmful to the reputation of JUNI, and or activities that create civil or criminal liability for JUNI.

C. Sale of Company's Assets. The sale of substantially all of JUNI's assets to a single purchaser or group of associated partners.

          8.      REPORTS TO JUNI

a. Commencing August 1, 2001, and at least once each month thereafter during the Term of this Agreement, Consultant shall prepare and present to JUNI a written report describing activities and its progress toward meeting the objectives mutually agreed upon by Consultant and JUNI.

b. Throughout the Term of this Agreement, Consultant may also provide the officers, directors, or their designees of JUNI with verbal reports concerning its activities.

          9.      THIRD PARTIES

JUNI acknowledges that, in connection with its engagement hereunder, Consultant may introduce JUNI to third parties who may transact business with JUNI and/or assist Consultant in providing consulting services to JUNI hereunder. No additional compensation to third parties.

          10.     CONFIDENTIAL INFORMATION

JUNI agrees to promptly provide and fully disclose to Consultant any and all information regarding JUNI, which Consultant deems pertinent to its engagement hereunder.

Consultant acknowledges that any and all knowledge or information concerning JUNI and its affairs obtained by Consultant, his principals, employees and/or contractors in the course of his engagement hereunder will be deemed "confidential" and will be held inviolate by him and that he will conceal the same from any and all other persons and entities, including, but not limited to, competitors of JUNI and that he will not impart any such knowledge to anyone whosoever during or after the term hereof.

As used herein, "confidential" knowledge or information means: (a) all information regarding JUNI which is not generally available to the public; and
(b) all information regarding JUNI which was received by Consultant from a source with confidentiality obligations to JUNI.

Consultant shall, upon the termination of his engagement by JUNI for any reason whatsoever, immediately surrender and turn over to JUNI all "confidential" material including, but not limited to, books, forms, records, JUNI lists, and all other papers and writings relating to JUNI and all other property belonging to JUNI, it being understood and agreed that the same are the sole property of JUNI. This includes originals and all copies of any and all papers, documents and computer records created or held by the Consultant.

In addition to any other rights or remedies to which JUNI may be entitled, JUNI shall have the right to obtain an ex parte restraint upon the breach or threatened breach of this section.

         This section shall survive termination of this Agreement.

         11.      Client's Rights to Approve Transactions.

     The Company expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves the Company. Consultant and the Company agree that Consultant is not authorized to enter into agreements on behalf of the Company.

         12. The Company Under No Duty or Obligation to Accept or Close on any Transactions.

         It is mutually understood and agreed that the Company is not obligated to accept or close any promotional proposal, acquisition, or merger transactions submitted by Consultant.

         13.      Costs and Expenses.

Consultant shall be responsible for all out-of-pocket expenses, travel expenses, third party expenses, filing fees, copy and mailing expenses that Consultant may incur in performing Consulting Services under this Agreement. However, such costs shall be reimbursed to Consultant if approved in writing by the Company within thirty (30) days from the date that the Consultant submits approved expense report to the Company.

          14.     CONSULTANT'S STATUS

Consultant acknowledges that he is providing services hereunder as an independent contractor. Accordingly, Consultant agrees that any taxes associated with the performance of the services hereunder shall be his sole responsibility. Consultant further agrees that nothing herein shall create a relationship of partners or joint venturers between Consultant and JUNI and, except as otherwise set forth herein, nothing herein shall be deemed to authorize Consultant to obligate or bind JUNI to any commitment without the prior written consent of JUNI in each instance.

          15.     REPRESENTATIONS OF JUNI

         JUNI hereby represents and warrants as follows:

a.   Organization and Standing.

JUNI is a corporation validly existing and in good standing under the laws of Nevada.

b. Corporate Power and Authority JUNI has the corporate power to execute and deliver this Agreement, has taken all action required by law to authorize such execution and delivery, and this Agreement is a valid and binding obligation of JUNI in accordance with its terms.

c.   Financial Statements.

Juniper has, or will cause to be delivered, concurrent with the execution of this Agreement, copies of the most recent Form 10-KSB, the Proxy Statement, and all subsequent 10-QSBs, which accurately set forth the financial condition of JUNI as of the respective dates of such documents.

         16.      REPRESENTATIONS OF CONSULTANT

         Consultant hereby represents and warrants as follows:

a. Power and Authority.Consultant has the power to execute and deliver this Agreement, has taken all action required by law to authorize such execution and delivery, and this Agreement is a valid and binding obligation of Consultant in accordance with its terms.

b. Inside Information Securities Laws Violations. In the course of the performance of the Consultant's duties, he may become aware of information which may considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledges that his use of such information to purchase or sell securities of the Company, or its affiliates, or to transmit such information to any other party with a view to buy, sell, or otherwise deal in the Company's securities, is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the warrants.

(c) By reason of Consultant's knowledge and experience of financial and business matters in general, and investments in particular, Consultant is capable of evaluating the merits of this transaction and in bearing the economic risks of an investment in the shares of Juniper Group, Inc. and the Company in general and fully understand the speculative nature of such securities and the possibility of such loss;

(d) Consultant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Shares to be issued hereby and reserved for issuance pursuant hereto, and to obtain any additional information which Client possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished; and

(e) Consultant has been furnished with a copy of Juniper Group, Inc.'s most recent Annual Report on Form 10-KSB, the Proxy Statement, and all reports or documents required to be filed under Sections 13(a), 14(a) and 15(d) of the Securities and Exchange Act of 1933, as amended, including but not limited to, quarterly reports on Form 10-QSB; and, in addition, that Consultant has been furnished with a brief description of Juniper Group, Inc.'s capital structure and any material changes in Juniper Group, Inc.'s affairs that may not have been disclosed in the Disclosure Documents.

         17.      DEFAULTS

     In the event that the Company fails to pay any amount due to Consultant hereunder, or to timely reimburse Consultant for any expenses in the manner set forth herein, or otherwise defaults hereunder, after receiving written notice of such default with fifteen (15) days to cure, Consultant shall have the right to cease performing services hereunder and to declare all amounts due hereunder to be immediately due and payable. In no event shall any funds paid to Consultant hereunder be refundable to the Company.

          18.     NOTICES

     All notices permitted, required or provided for by this Agreement shall be made in writing, and shall be deemed adequately delivered if delivered by hand and a receipt obtained, or by a nationally recognized overnight courier service that regularly maintains records of its pick ups and deliveries, to the parties at their respective addresses set forth above or to any other address designated by a party hereto by written notice of such address change. Notices shall be deemed given as of the date of delivery to the overnight courier service or the recipient if delivered by hand, and received one day after delivery to the overnight courier service or when actually received if delivered by hand.

          19.     INDEMNIFICATION

     JUNI shall hold harmless and indemnify Consultant from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against Consultant relating to the performance by JUNI hereunder. Notwithstanding the foregoing, JUNI shall have no obligation to hold harmless and indemnify Consultant from claims made against Consultant which arise out of, or in connection with, Consultant's negligence in the performance of his duties hereunder. The provisions of this Section shall survive termination of this Agreement.

     The Consultant shall hold harmless and indemnify JUNI from and against any and all damages, losses, liabilities, obligations, fee, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from or incurred in connection with, claims made against JUNI relating to the performance of Consultant's duties hereunder.


          20.     BINDING EFFECT; ASSIGNMENT

     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

          21.     ENTIRE AGREEMENT

     This Agreement represents the entire Agreement with respect to matters contemplated herein and supersedes any prior oral or written agreements or undertakings between the parties with respect to such matters. This Agreement shall not be amended to any extent or canceled, except by writing executed by the Parties.

          22.     HEADINGS

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

          23.     CONTERPARTS

     This Agreement and any amendments hereto may be executed in any number of counterparts, all of which together shall constitute a single, original instrument.

         24.      SEPARABILITY

     To the extent that any term or provision hereof is deemed invalid, void or otherwise unenforceable, but may be made enforceable by amendment thereto, the parties agree that such amendment may be made so that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. This Agreement is made in New York and subject to the laws of such State without regard to conflicts of law rules. Any action or proceeding in regard to this Agreement must be brought in the County of Nassau, State of New York.

          25.     WAIVER

     A waiver of any breach of any provision of this Agreement must be in writing and shall not constitute or operate as a waiver of any other breach of such provision or of any other provision, nor shall any failure to enforce any provisions hereof operate as a waiver of such provision or of any other provision hereunder.

         26.      DISCLOSURE

     JUNI recognizes and confirms that Consultant in acting pursuant to this engagement will be using information in reports and other information provided by others, including, without limitation, information provided by or on behalf of JUNI, and that Consultant does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such reports and information. JUNI hereby warrants that all of its public filings, including but not limited to, reports filed under the Securities Exchange Act of 1934 as amended, and any other information relating to JUNI which has been publicly disseminated or delivered to Consultant will not contain any statement if a material fact or omit to state any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. JUNI agrees to provide Consultant with (i) prompt notice of any material development affecting JUNI; (ii) copies of any financial reports as soon as reasonably practicable; and (iii) such other information concerning the business and financial condition of JUNI as Consultant may from time to time reasonably request, provided that such information is maintained by Consultant pursuant to the within confidentiality obligation.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

JUNIPER GROUP, INC.


By: ___________________________
         Vlado P. Hreljanovic
         Chairman, President & CEO

AGREED AND ACCEPTED this _________ of ____________, 2001

CONSULTANT


     /s/ Avi Mirman
By: _________________________
         Avi Mirman

                                   EXHIBIT "A"

                                INVESTMENT LETTER


                                                                       Date:

Mr. Vlado P. Hreljanovic
Chairman of the Board
Chief Executive Officer
Juniper Medical Systems, Inc.
111 Great Neck Road, Suite 604
Great Neck, NY  11021

Dear Mr. Hreljanovic,

     In connection with my purchase (acquisition) of shares of common stock, par value $.001 per share (the "Shares"), of Juniper Group, Inc, a Nevada
Corporation (the "Company"), issued in consideration of an aggregate of $_______, or $________ per share, I acknowledge that you have advised me that the Shares are not being registered under the Securities Act of 1933, as amended (the "Act"), on the basis of statutory exemptions in Section 4(2) thereof relating to transactions not involving a public offering and that your reliance on this statutory exemption is based in part on the representations made by me in this letter.

     The certificate(s) representing the shares are to be delivered to me as soon as practicable following the Company's receipt of full payment of ($ ) for the Shares.

     I understand that the following reports by the Company under the Securities Exchange Act of 1934, as amended, including the Form 10-KSB for the fiscal year ended December 31, _____, and the Form 10-QSB's for the quarter(s) of 200___, plus any and all documents, instruments records and books pertaining to the Company and this investment have been made available to me and my attorney(s), accountant(s) or investment advisor(s). I have had the opportunity to ask questions of, and receive answers from the Company concerning the business of the Company, and have had the opportunity to obtain additional information in order to permit me to evaluate the merits and risks of acquiring the Shares.

     I hereby represent to you that I am acquiring the Shares for investment for my own account and not with a view to resell or otherwise distribute the Shares in a manner that would violate the Act, subject to the disposition of the Shares to be within my control at all times.

     I understand that investment in the Shares involve a very high degree of risk and that I may lose my entire investment therein.

     I understand that the Shares issued to me will bear a legend substantially as follows:

Mr. Vlado P. Hreljanovic
JUNIPER MEDICAL SYSTEMS, INC.
Page Two

     "This certificate and the shares of stock represented hereby have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and may not be transferred, re-offered and sold unless registered or unless an exemption from registration is available".

     In the absence of an effective registration statement under the Act covering the Shares, I shall not offer, sell, transfer or otherwise dispose of any of the Shares without either first obtaining an opinion of counsel, reasonably satisfactory to you, that the disposition may be made without registration of the Shares in question under the Act, or first obtaining a letter from the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to the effect that it will recommend no action to the Commission if any of the Shares to be disposed of are so disposed of without registration.

     In the event that I, or anyone acting on my behalf who shall be entitled to dispose of any of the Shares, shall decide to dispose of such Shares in the absence of an effective registration statement, as a condition to any such disposition I will obtain, if required by you, an agreement in writing from each person to whom such disposition is proposed to be made to the same effect as the agreement, understandings and representations which are hereby made.

     Finally, all legal fees and other expenses incurred in connection with the rendering of opinions or the obtaining of "no-action" letters in accordance with the provisions hereof shall be entirely my obligation and responsibility and shall not be any of your responsibility, and I will promptly pay and discharge the same. Please issue the Shares in accordance with the instructions set forth at the bottom of this letter.

                                            Very truly yours,


                                            ----------------------------------

Date: __________________________


Please register the Shares as follows:

Name:

Address:

Soc. Sec. #

                                                                    Exhibit 4.5

                              Consulting Agreement
                      Juniper Internet Communications, Inc.
                                       And
                                   Chris Kern

     AGREEMENT, made as of June 14, 2001, by and between Chris Kern, 6 Birchwood Court, 4K, Mineola, NY 11501("Consultant") and Juniper Internet Communications, Inc., 111 Great Neck Road, Suite 604, Great Neck, New York 11021 (the "Company")

                                 P R E M I S E S

     WHEREAS, Consultant represents himself qualified to perform the desired services required by the Company.

     WHEREAS, the Company is a subsidiary of a company listed on NASDAQ and engaged in the business of providing a comprehensive array of support services for Cable, DSL, Telecommunications, Satellite and Wireless networks, servicing business and residential customers.

     WHEREAS, the Company desires to retain Consultant to act as a finder for potential acquisition candidates and to render evaluation and consulting services, including internet broadband services relating to market analysis, public relations, competition analysis, strategic planning and development of the internet and technology solutions; and

     WHEREAS, the Company desires to retain Consultant to perform the above services, and to compensate Consultant for these services either by cash or by issuing the Consultant shares of Juniper Group, Inc. common stock, par value
 .001, the Parent Company. The Company shall have the option to pay the Consultant in cash or stock. In addition, Consultant shall be issued warrants vesting on a monthly basis.

     The Consultant is willing to perform such consulting services on the terms and conditions herein contained.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the above stated premises and the premises herein contained and other good and valuable consideration, the parties agree as follows:

        1.       ENGAGEMENT

     The Company hereby engages Consultant and Consultant hereby accepts such engagement as a consultant to act a finder for potential acquisition candidates, and to render the consulting services set forth below and such other matters as requested by the Company, and in furtherance of the business goals of the Company.

         2.       CONSULTANT'S DUTIES

     Consultant shall, at the request of the Company, provide business management and marketing consultation services on a non-exclusive basis. Such services shall include advice concerning the implementation and monitoring of business and marketing plans in the internet broadband environment, as well as establishing and/or enhancing the Company's technology presence, as well as providing potential acquisition candidates. The Consultant may also render the following services at the request of the Company:

     Market Analysis & Public Relations -- Consultant will assist the Company in researching market conditions and the Company's competitors in the broadband market. Consultant will develop a strategic plan to disseminate information regarding the Company and the Company's market through traditional media and the Internet.

     Strategic Transactions -- Consultant will assist the Company in evaluating the advisability of entering into acquisitions and joint venture transactions. Consultant will assist the Company in developing an understanding of the financial and strategic objectives relating to such proposed transactions, and will develop a strategy to accomplish the Company's goals.

         3. Work Assignment

     Specific  verbal and written tasks are to be coordinated  through Mr. Vlado
P. Hreljanovic, CEO of the Company with periodic plans submitted as well as ongoing monthly progress reports sent to Mr. Hreljanovic. The parties shall document each candidate introduced by Consultant.

         4.        TERM

     The term of this agreement shall commence on the date hereof and shall continue for five (5) months, ending on October 31, 2001, which may be extended on a monthly basis only by written notification from the Company to the Consultant. Either party may terminate this Agreement upon thirty (30) days written notice to the other party, effective after the initial five month term hereof.

         5.       COMPENSATION

a. As compensation for the services to be rendered by Consultant hereunder, Consultant shall be paid, and Consultant agrees to accept, the following:

( i) The Company shall pay monthly compensation of Seven Thousand (7,000) Dollars in cash for the term of this Agreement.

                            -or-

( ii) The Company shall have the option to pay Consultant's services for that month up to Seven Thousand (7,000) Dollars in value of Juniper Group, Inc.'s common stock, par value $.001 per share. The number of shares issued in each month shall be determined by dividing Seven Thousand Dollars by $1.00 and may be exercised at $1.00 per share, which exercise is in lieu of cash compensation. In addition, Consultant shall receive 10,000 warrants per month at the discretion of Juniper Group, at a strike price of $2.00. These warrants shall be in full force for a period of four (4) years.

b. Consultant can exercise warrants and shares by delivering the exercise price, along with the executed Investment Letter annexed hereto as Exhibit A to Juniper Group, Inc.. Juniper Group, Inc. shall make delivery of Certificates representing the number of shares of common stock exercised.

c. The granting of the share purchase rights is being made pursuant to a resolution adopted by the Board of Directors of Juniper Group, Inc. on even date herewith, which specified that Consultant is to receive the rights to purchase shares in the manner set forth herein.

d. Juniper Group, Inc. shall make immediate delivery of such shares upon full payment and receipt of a duly executed investment representation letter, provided that if any law or regulation requires it to take any action with respect to the shares specified in such notice before the issuance hereof, the date of such delivery of such shares shall be extended for the period necessary to take such action.

e. The Juniper Group shares exercised by Consultant shall be registered for resale by Consultant under the Securities Act of 1933 (the "Act"), as amended, pursuant to a Form S-8 Registration file by Juniper Group. It is intended that this Agreement is an "Employee Benefit Plan", as defined in Rule 405, promulgated under the Act.

f. The parties hereto acknowledge that the issuance of Juniper Group, Inc.'s shares upon the exercise of the share purchase rights hereunder is being made without registration under the Securities Act of 1933, as amended, (the "Securities Act"), or any other state or federal law, that the shares issued upon exercise of the Investment Letter will therefore be "restricted Securities" within the meaning of the Securities Act and Rule 144 promulgated under the Securities Act. All certificates representing the shares issued pursuant to this Agreement, any and all certificates issued in replacement thereof or in exchange therefore, shall bear a legend, in substantially the following form, which Consultant has read and understands:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF JUNIPER.

         6.       Person Entitled To Exercise.

     The shares issued in lieu of cash compensation and/or the warrants attached can only be exercised by Consultant, Consultant's beneficiary or Consultant's estate, and neither this nor any rights hereunder can be transferred other than by testamentary disposition or the laws of descent and distribution. Neither the shares, warrants, nor any right hereunder, shall be subject to lien, attachment, execution, or similar process. In the event of any alienation, pledge, or hypothecation, or any other transfer of the shares, or warrants, or any right hereunder, or in the event of any levy, attachment, execution or similar process, this option and all rights granted hereunder shall immediately be null and void.

          7.       Termination of Agreement by the Company.

     It is understood and agreed that either party hereof, may at any time and for any reason whatsoever, terminate this agreement by giving thirty (30) days prior written notice to the other party. At the conclusion of this agreement, or its termination, all data provided by the Company to Consultant shall be returned to the Company. All compensation due for completed services through the date of termination shall be paid to Consultant immediately upon termination.

         8.        REPORTS TO THE COMPANY

a. Commencing July 27, 2001, and at least once each month thereafter during the Term of this Agreement, Consultant shall prepare and present to the Company a written report describing its activities and its progress toward meeting the objectives mutually agreed upon by Consultant and the Company.

b. Throughout the Term of this Agreement, Consultant may also provide the officers, directors, employees or designees of the Company with verbal reports concerning its activities.

         9.       THIRD PARTIES

     The Company acknowledges that, in connection with its engagement hereunder, Consultant may introduce the Company to third parties who may transact business with the Company and/or assist Consultant in providing consulting services to the Company hereunder.

         10.      CONFIDENTIAL INFORMATION

         The Company agrees to promptly provide and fully disclose to Consultant any and all information regarding the Company, which Consultant deems pertinent to its engagement hereunder.

     Consultant acknowledges that any and all knowledge or information concerning the Company and its affairs obtained by Consultant, his principals, employees and/or contractors in the course of his engagement hereunder will be deemed "confidential" and will be held inviolate by him and that he will conceal the same from any and all other persons and entities, including, but not limited to, competitors of the Company and that he will not impart any such knowledge to anyone whosoever during or after the term of hereof.

     As used herein, "confidential" knowledge or information means: (a) all information regarding the Company, which is not generally available to the public; and (b) all information regarding the Company, which was received by Consultant from a source with confidentiality obligations to the Company, and
(c) all information regarding Juniper Group, Inc., which is not generally available to the public.

     Consultant shall, upon the termination of his engagement by the Company for any reason whatsoever, immediately surrender and turn over to the Company all "confidential" material including, but not limited to, books, forms, records, the Company lists and all other papers and writings relating to the Company and all other property belonging to the Company, it being understood and agreed that the same are the sole property of the Company. This includes any and all papers, documents and computer records created or held by Consultant.

     In addition to any other rights or remedies to which the Company may be entitled, the Company shall have the right to obtain an ex parte restraint upon the breach or threatened breach of this section.

         This section shall survive termination of this Agreement.

         11.      Best Efforts Basis.

     Consultant agrees that he will at all times faithfully and to the best of his experience, ability and talents, perform all the duties that may be required of and from Consultant, pursuant to the terms of this Agreement. Consultant does not guarantee that his efforts will have any impact on Client's business or that any subsequent financial improvement will result from Consultant's efforts. Client understands and acknowledges that the success or failure of Consultant's efforts will be predicated on Client's assets and operating results.

         12.      Client's Rights to Approve Transactions.

     The Company expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves the Company. Consultant and the Company agree that Consultant is not authorized to enter into agreements on behalf of the Company.

          13. The Company Under No Duty or Obligation to Accept or Close on any Transactions.

         It is mutually understood and agreed that the Company is not obligated to accept or close any promotional proposal, acquisition, or merger transactions submitted by Consultant.

         14.      Costs and Expenses.

     Consultant shall be responsible for all out-of-pocket expenses, travel expenses, third party expenses, filing fees, copy and mailing expenses that Consultant may incur in performing Consulting Services under this Agreement. However, such costs shall be reimbursed to Consultant if approved in writing by the Company within thirty (30) days from the date that the Consultant submits approved expense report to the Company.

         15.      CONSULTANT STATUS

     Consultant acknowledges that he is providing services hereunder as an independent contractor. Accordingly, Consultant agrees that any taxes associated with the performance of the services hereunder shall be his sole responsibility. Consultant further agrees that nothing herein shall create a relationship of partners or joint venture's between Consultant and the Company and, except as otherwise set forth herein, nothing herein shall be deemed to authorize Consultant to obligate or bind the Company to any commitment without the prior written consent of the Company in each instance.

         16.      REPRESENTATIONS OF THE COMPANY

         The Company hereby represents and warrants as follows:

                  a.       Organization  and Standing.

     The Company is a corporation validly existing and in good standing under the laws of New York.

                b.   Corporate  Power and  Authority.

     The Company has the corporate power to execute and deliver this Agreement, has taken all action required by law to authorize such execution and delivery, and this Agreement is a valid and binding obligation of the Company in accordance with its terms.

                  c.       Financial Statements.

     Juniper Group, Inc. has or will cause to be delivered, concurrent with the execution of this Agreement, copies of the most recent Form 10-KSB, the Proxy Statement, and all subsequent 10-QSBS, which accurately set forth the financial condition of Juniper Group, Inc. as of the respective dates of such documents.

         17.      Representations Of Consultant

         Consultant hereby represents and warrants as follows:

     a. Power and Authority. Consultant has the power to execute and deliver this Agreement, has taken all action required by law to authorize such execution and delivery, and this Agreement is a valid and binding obligation of Consultant in accordance with its terms.

     b. Inside Information Securities Laws Violations. In the course of the performance of the Consultant's duties, he may become aware of information which may considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledges that his use of such information to purchase or sell securities of the Company, or its affiliates, or to transmit such information to any other party with a view to buy, sell, or otherwise deal in the Company's securities, is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the warrants.

     (c) By reason of Consultant's knowledge and experience of financial and business matters in general, and investments in particular, Consultant is capable of evaluating the merits of this transaction and in bearing the economic risks of an investment in the shares of Juniper Group, Inc. and the Company in general and fully understand the speculative nature of such securities and the possibility of such loss;

     (d) Consultant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Shares to be issued hereby and reserved for issuance pursuant hereto, and to obtain any additional information which Client possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished; and

     (e) Consultant has been furnished with a copy of Juniper Group, Inc.'s most recent Annual Report on Form 10-KSB, the Proxy Statement, and all reports or documents required to be filed under Sections 13(a), 14(a) and 15(d) of the Securities and Exchange Act of 1933, as amended, including but not limited to, quarterly reports on Form 10-QSB; and, in addition, that Consultant has been furnished with a brief description of Juniper Group, Inc.'s capital structure and any material changes in Juniper Group, Inc.'s affairs that may not have been disclosed in the Disclosure Documents.

         18.      DEFAULTS

         In the event that the Company fails to pay any amount due to Consultant hereunder, or to timely reimburse Consultant for any expenses in the manner set forth herein, or otherwise defaults hereunder, after receiving written notice of such default with fifteen (15) days to cure, Consultant shall have the right to cease performing services hereunder and to declare all amounts due hereunder to be immediately due and payable. In no event shall any funds paid to Consultant hereunder be refundable to the Company.

         19.      NOTICES

     All notices permitted, required or provided for by this Agreement shall be made in writing, and shall be deemed adequately delivered if delivered by hand and a receipt obtained, or by a nationally recognized overnight courier service that regularly maintains records of its pick ups and deliveries, to the parties at their respective addresses set forth above or to any other address designated by a party hereto by written notice of such address change. Notices shall be deemed given as of the date of delivery to the overnight courier service or to the recipient if delivered by hand, and received one day after delivery to the overnight courier service or when actually received if delivered by hand.

         20.      INDEMNIFICATION

     The Company shall hold harmless and indemnify Consultant from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against Consultant relating to the performance by the Company hereunder. Notwithstanding the foregoing, the Company shall have no obligation to hold harmless and indemnify Consultant from claims made against Consultant, which arise out of, or in connection with, Consultant's negligence in the performance of his duties hereunder. The provisions of this Section shall survive termination of this Agreement.

     The Consultant shall hold harmless and indemnify the Company from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against the Company relating to the performance of Consultant's hereunder.

         21.      BINDING EFFECT; ASSIGNMENT

     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

         22.      ENTIRE AGREEMENT

     This Agreement represents the entire Agreement with respect to matters contemplated herein and supersedes any prior oral or written agreements or undertakings between the parties with respect to such matters. This Agreement shall not be amended to any extent or canceled, except by a writing executed by the parties.

         23.      HEADINGS

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         24.      COUNTERPARTS

     This Agreement and any amendments hereto may be executed in any number of counterparts, all of which together shall constitute a single, original instrument.

         25.      SEPARABILITY

     To the extent that any term or provision hereof is deemed invalid, void or otherwise unenforceable, but may be made enforceable by amendment thereto, the parties agree that such amendment may be made so that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. This Agreement is made in the State of New York and subject to the laws of such State without regard to conflicts of law rules. Any action or proceeding in regard to this Agreement must be brought in the County of Nassau, State of New York.

         26.      WAIVER

     A waiver of any breach of any provision of this Agreement must be in writing and shall not constitute or operate as a waiver of any other breach of such provision or of any other provision, nor shall any failure to enforce any provisions hereof operate as a waiver of such provision or of any other provision hereunder.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

Company:                                           Consultant:

Juniper Internet Communications, Inc.              /s/ Chris Kern
                                                   ------------------------

    /s/ Vlado P. Hreljanovic
By: ________________________
         Vlado P. Hreljanovic

Juniper Group, Inc.

By the terms of this Agreement, the Parties intend that the Consultant will be an acquisition and marketing consultant for the Company. Juniper Group, Inc. has read and agreed to Paragraphs 5, 6, 16(c), 17(b) and (e) in this agreement concerning the issuance of Juniper Group shares as compensation, including warrants attached and the rights to redemption thereof.

Juniper Group, Inc.

/s/ Vlado P. Hreljanovic                                President
----------------------------                      ----------------------
         Name                                            Title

                                   EXHIBIT "A"

                                INVESTMENT LETTER


                                                                       Date:

Mr. Vlado P. Hreljanovic
Chairman of the Board
Chief Executive Officer
Juniper Medical Systems, Inc.
111 Great Neck Road, Suite 604
Great Neck, NY  11021

Dear Mr. Hreljanovic,

     In connection with my purchase (acquisition) of shares of common stock, par value $.001 per share (the "Shares"), of Juniper Group, Inc, a Nevada
Corporation (the "Company"), issued in consideration of an aggregate of $_______, or $________ per share, I acknowledge that you have advised me that the Shares are not being registered under the Securities Act of 1933, as amended (the "Act"), on the basis of statutory exemptions in Section 4(2) thereof relating to transactions not involving a public offering and that your reliance on this statutory exemption is based in part on the representations made by me in this letter.

     The certificate(s) representing the shares are to be delivered to me as soon as practicable following the Company's receipt of full payment of ($ ) for the Shares.

     I understand that the following reports by the Company under the Securities Exchange Act of 1934, as amended, including the Form 10-KSB for the fiscal year ended December 31, _____, and the Form 10-QSB's for the quarter(s) of 200___, plus any and all documents, instruments records and books pertaining to the Company and this investment have been made available to me and my attorney(s), accountant(s) or investment advisor(s). I have had the opportunity to ask questions of, and receive answers from the Company concerning the business of the Company, and have had the opportunity to obtain additional information in order to permit me to evaluate the merits and risks of acquiring the Shares.

     I hereby represent to you that I am acquiring the Shares for investment for my own account and not with a view to resell or otherwise distribute the Shares in a manner that would violate the Act, subject to the disposition of the Shares to be within my control at all times.

     I understand that investment in the Shares involve a very high degree of risk and that I may lose my entire investment therein.

     I understand that the Shares issued to me will bear a legend substantially as follows:

Mr. Vlado P. Hreljanovic
JUNIPER MEDICAL SYSTEMS, INC.
Page Two

     "This certificate and the shares of stock represented hereby have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and may not be transferred, re-offered and sold unless registered or unless an exemption from registration is available".

     In the absence of an effective registration statement under the Act covering the Shares, I shall not offer, sell, transfer or otherwise dispose of any of the Shares without either first obtaining an opinion of counsel, reasonably satisfactory to you, that the disposition may be made without registration of the Shares in question under the Act, or first obtaining a letter from the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to the effect that it will recommend no action to the Commission if any of the Shares to be disposed of are so disposed of without registration.

     In the event that I, or anyone acting on my behalf who shall be entitled to dispose of any of the Shares, shall decide to dispose of such Shares in the absence of an effective registration statement, as a condition to any such disposition I will obtain, if required by you, an agreement in writing from each person to whom such disposition is proposed to be made to the same effect as the agreement, understandings and representations which are hereby made.

     Finally, all legal fees and other expenses incurred in connection with the rendering of opinions or the obtaining of "no-action" letters in accordance with the provisions hereof shall be entirely my obligation and responsibility and shall not be any of your responsibility, and I will promptly pay and discharge the same. Please issue the Shares in accordance with the instructions set forth at the bottom of this letter.

                                            Very truly yours,


                                            ----------------------------------

Date: __________________________


Please register the Shares as follows:

Name:

Address:

Soc. Sec. #

                                                                   Exhibit 4.7


                              Consulting Agreement
                             Juniper Pictures, Inc.
                                       And
                                 Vance Burroughs


     AGREEMENT, made as of July 2, 2001, by and between Vance Burroughs, 100 Beekman Street, New York, NY 10038 ("Consultant") and Juniper Pictures, Inc., 111 Great Neck Road, Suite 604, Great Neck, New York 11021 (the "Company")

                                 P R E M I S E S

     WHEREAS, Consultant represents himself qualified to perform the desired services required by the Company.

     WHEREAS, the Company is a subsidiary of a company listed on NASDAQ and engaged in the business of acquisition, exploitation and distribution of rights to films to various media (i.e. internet and audio streaming, home video, pay-per-view, pay television, cable television, network and independent syndicated television stations) in the domestic as well as the international market.

     WHEREAS, the Company desires to retain Consultant to enhance the existing film library through exploring new distribution channels in the domestic and foreign markets. Consultant will explore the financing and packaging of new projects to be presented to leading companies in the movie industry to which Consultant has contacts. Consultant will look to organize a management team that can expand Juniper Entertainment to included music as well as film. Consultant will also explore the economic viability of creating a digital portal for the exploitation of the content through a broadband distribution channel. In addition, Consultant shall render services relating to market analysis, competition analysis, strategic planning and development of video streaming capabilities; and

     WHEREAS, the Company desires to retain Consultant to perform the above services, and to compensate Consultant for these services either by cash or by issuing the Consultant shares of Juniper Group, Inc. common stock, par value
 .001, the Parent Company. The Company shall have the option to pay the Consultant in cash or stock.

     The Consultant is willing to perform such consulting services on the terms and conditions herein contained.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the above stated premises and the premises herein contained and other good and valuable consideration, the parties agree as follows:

        1.       ENGAGEMENT

     The Company hereby engages Consultant and Consultant hereby accepts such engagement as a consultant to act a finder for potential acquisition candidates, and to render the consulting services set forth herein and such other matters as requested by the Company, and in furtherance of the business goals of the Company.

         2.       CONSULTANT'S DUTIES

     Consultant shall, at the request of the Company, provide business management and marketing consultation services on a non-exclusive basis. Such services shall include advice concerning the implementation and the preparation of business and marketing plans in the distribution of the existing film library, as well as establishing and/or enhancing the Company's technology presence, as well as providing potential acquisition candidates. The Consultant may also render the following services at the request of the Company:

     Market Analysis & Public Relations -- Consultant will assist the Company in researching market conditions and the Company's competitors in the entertainment media. Consultant will develop a strategic plan to disseminate information regarding the Company.

         3.       Work Assignment

     Specific  verbal and written tasks are to be coordinated  through Mr. Vlado
P. Hreljanovic, CEO of the Company with periodic plans submitted as well as ongoing monthly progress reports sent to Mr. Hreljanovic. The parties shall document each candidate introduced by Consultant.

         4.        TERM

     The term of this agreement shall commence on the date hereof and shall continue for five (5) months, ending on November 30, 2001, which may be extended on a monthly basis only by written notification from the Company to the Consultant. Either party may terminate this Agreement upon thirty (30) days written notice to the other party, effective after the initial five month term hereof.

         5.       COMPENSATION

a. As compensation for the services to be rendered by Consultant hereunder, Consultant shall be paid, and Consultant agrees to accept, the following:

                            ( i) The Company shall pay monthly compensation of
                   Five Thousand (5,000) Dollars in cash for the term of this Agreement.
                                      -or-

                            ( ii) The Company shall have the option to pay
                   Consultant's services for that month up to Five Thousand (5,000) Dollars in value of Juniper Group, Inc.'s common stock, par value $.001 per share. The number of shares issued in each month shall be determined by dividing Five Thousand Dollars by $1.00 and may be exercised at $1.00 per share, which exercise is in lieu of cash compensation.

b. Consultant can exercise shares by delivering the exercise price, along with the executed Investment Letter annexed hereto as Exhibit A to Juniper Group, Inc.. Juniper Group, Inc. shall make delivery of Certificates representing the number of shares of common stock exercised.

c. The granting of the share purchase rights is being made pursuant to a resolution adopted by the Board of Directors of Juniper Group, Inc. on even date herewith, which specified that Consultant is to receive the rights to purchase shares in the manner set forth herein.

d. Juniper Group, Inc. shall make immediate delivery of such shares upon full payment and receipt of a duly executed investment representation letter, provided that if any law or regulation requires it to take any action with respect to the shares specified in such notice before the issuance hereof, the date of such delivery of such shares shall be extended for the period necessary to take such action.

e. The Juniper Group shares exercised by Consultant shall be registered for resale by Consultant under the Securities Act of 1933 (the "Act"), as amended, pursuant to a Form S-8 Registration filed by Juniper Group. It is intended that this Agreement is an "Employee Benefit Plan", as defined in rule 405, promulgated under the Act.

f. The parties hereto acknowledge that the issuance of Juniper Group, Inc.'s shares upon the exercise of the share purchase rights hereunder is being made without registration under the Securities Act of 1933, as amended, (the "Securities Act"), or any other state or federal law, that the shares issued upon exercise of the Investment Letter will therefore be "restricted Securities" within the meaning of the Securities Act and Rule 144 promulgated under the Securities Act. All certificates representing the shares issued pursuant to this Agreement, any and all certificates issued in replacement thereof or in exchange therefore, shall bear a legend, in substantially the following form, which Consultant has read and understands:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF JUNIPER.

         6.       Person Entitled To Exercise.

     The shares issued in lieu of cash compensation can only be exercised by Consultant, Consultant's beneficiary or Consultant's estate, and neither this nor any rights hereunder can be transferred other than by testamentary disposition or the laws of descent and distribution. Neither the shares, nor any right hereunder, shall be subject to lien, attachment, execution, or similar process. In the event of any alienation, pledge, or hypothecation, or any other transfer of the shares, or any right hereunder, or in the event of any levy, attachment, execution or similar process, this option and all rights granted hereunder shall immediately be null and void.

          7.       Termination of Agreement by the Company.

     It is understood and agreed that either party hereof, may at any time and for any reason whatsoever, terminate this agreement by giving thirty (30) days prior written notice to the other party. At the conclusion of this agreement, or its termination, all data provided by the Company to Consultant shall be returned to the Company. All compensation due for completed services through the date of termination shall be paid to Consultant immediately upon termination. In addition, Consultant's services can be immediately terminated for the following events:

a) Upon Consultant's date of death or the date Consultant is given written notice that he has been determined disabled by the Company.

b) On the date the Company provides Consultant with written notice that his services are being terminated for "cause". For the purpose of this agreement Cause shall be defined as; i) Consultant's conviction of, or plea to nolo contendere, to any felony or to a crime involving moral turpitude of fraud: ii) Consultant' commission of an act of misconduct or gross negligence in the conduct of his duties hereunder; iii) Consultant' commission of an act of dishonesty or fraud involving personal profit or breach of fiduciary duty in connection with Consultant' engagement; iv) Consultant' failure to perform his job duties in a satisfactory manner following written notice from the Company; v) the breach of any of Consultant; material obligations under this agreement; or vi) any form of addiction that prevents Consultant from performing the essential functions of his duties.

c) On the date the Company sells substantially all of the Company's assets to a single purchaser or group of associated partners, merges with, or consolidates wit another company; or

d)       On the date the Company liquidates its assts.

         8.        REPORTS TO THE COMPANY

a. Commencing August 1, 2001, and at least once each month thereafter during the Term of this Agreement, Consultant shall prepare and present to the Company a written report describing its activities and its progress toward meeting the objectives mutually agreed upon by Consultant and the Company.

b. Throughout the Term of this Agreement, Consultant may also provide the officers, directors, employees or designees of the Company with verbal reports concerning its activities.

         9.       THIRD PARTIES

     The Company acknowledges that, in connection with its engagement hereunder, Consultant may introduce the Company to third parties who may transact business with the Company and/or assist Consultant in providing consulting services to the Company hereunder.

         10.      CONFIDENTIAL INFORMATION

         The Company agrees to promptly provide and fully disclose to Consultant any and all information regarding the Company, which Consultant deems pertinent to its engagement hereunder.

     Consultant acknowledges that any and all knowledge or information concerning the Company and its affairs obtained by Consultant, his principals, employees and/or contractors in the course of his engagement hereunder will be deemed "confidential" and will be held inviolate by him and that he will conceal the same from any and all other persons and entities, including, but not limited to, competitors of the Company and that he will not impart any such knowledge to anyone whosoever during or after the term of hereof.

     As used herein, "confidential" knowledge or information means: (a) all information regarding the Company, which is not generally available to the public; and (b) all information regarding the Company, which was received by Consultant from a source with confidentiality obligations to the Company, and
(c) all information regarding Juniper Group, Inc., which is not generally available to the public.

     Consultant shall, upon the termination of his engagement by the Company for any reason whatsoever, immediately surrender and turn over to the Company all "confidential" material including, but not limited to, books, forms, records, the Company lists and all other papers and writings relating to the Company and all other property belonging to the Company, it being understood and agreed that the same are the sole property of the Company. This includes any and all papers, documents and computer records created or held by Consultant.

         In addition to any other rights or remedies to which the Company may be entitled, the Company shall have the right to obtain an ex parte restraint upon the breach or threatened breach of this section.

         This section shall survive termination of this Agreement.

         11.      Best Efforts Basis.

     Consultant agrees that he will at all times faithfully and to the best of his experience, ability and talents, perform all the duties that may be required of and from Consultant, pursuant to the terms of this Agreement. Consultant does not guarantee that his efforts will have any impact on Client's business or that any subsequent financial improvement will result from Consultant's efforts. Client understands and acknowledges that the success or failure of Consultant's efforts will be predicated on Client's assets and operating results.

         12.      Client's Rights to Approve Transactions.

     The Company expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves the Company. Consultant and the Company agree that Consultant is not authorized to enter into agreements on behalf of the Company.

          13. The Company Under No Duty or Obligation to Accept or Close on any Transactions.

         It is mutually understood and agreed that the Company is not obligated to accept or close any promotional proposal, acquisition, or merger transactions submitted by Consultant.

         14.      Costs and Expenses.

     Consultant shall be responsible for all out-of-pocket expenses, travel expenses, third party expenses, filing fees, copy and mailing expenses that Consultant may incur in performing Consulting Services under this Agreement. Consultant expressly acknowledges and agrees that prior written approval must be obtained from the Company by Consultant for expenses greater than two hundred ($200) dollars. However, such costs shall be reimbursed to Consultant if approved in writing by the Company within thirty (30) days from the date that the Consultant submits approved expense report to the Company.

         15.      CONSULTANT STATUS

     Consultant acknowledges that he is providing services hereunder as an independent contractor. Accordingly, Consultant agrees that any taxes associated with the performance of the services hereunder shall be his sole responsibility. Consultant further agrees that nothing herein shall create a relationship of partners or joint venture's between Consultant and the Company and, except as otherwise set forth herein, nothing herein shall be deemed to authorize Consultant to obligate or bind the Company to any commitment without the prior written consent of the Company in each instance.

         16.      NON-EXCLUSIVE SERVICES

     The Company acknowledges that Consultant is currently providing services of dissimilar nature to other parties and the Company agrees that Consultant is prevented or barred from rendering services of the same nature or a similar nature to any other individual or entity competing with the Business of the Company. Consultant will advise the Company of its position with respect to any activity, employment, business arrangement, or potential conflict of interest, which may be relevant to this Agreement and competitive with the business of the Company. The Company shall solely determine that Consultant is devoting a reasonable amount of time to the Company to meet The Company's Marketing services.

         17.      REPRESENTATIONS OF THE COMPANY

         The Company hereby represents and warrants as follows:

a. Organization and Standing. The Company is a corporation validly existing and in good standing under the laws of New York.

b. Corporate Power and Authority. The Company has the corporate power to execute and deliver this Agreement, has taken all action required by law to authorize such execution and delivery, and this Agreement is a valid and binding obligation of the Company in accordance with its terms.

c. Financial Statements. Juniper Group, Inc. has or will cause to be delivered, concurrent with the execution of this Agreement, copies of the most recent Form 10-KSB, the Proxy Statement, and all subsequent 10-QSBS, which accurately set forth the financial condition of Juniper Group, Inc. as of the respective dates of such documents.

         18.      Representations Of Consultant

         Consultant hereby represents and warrants as follows:

a. Power and Authority. Consultant has the power to execute and deliver this Agreement, has taken all action required by law to authorize such execution and delivery, and this Agreement is a valid and binding obligation of Consultant in accordance with its terms.

b. Inside Information Securities Laws Violations. In the course of the performance of the Consultant's duties, he may become aware of information which may considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledges that his use of such information to purchase or sell securities of the Company, or its affiliates, or to transmit such information to any other party with a view to buy, sell, or otherwise deal in the Company's securities, is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the warrants.

(c) By reason of Consultant's knowledge and experience of financial and business matters in general, and investments in particular, Consultant is capable of evaluating the merits of this transaction and in bearing the economic risks of an investment in the shares of Juniper Group, Inc. and the Company in general and fully understand the speculative nature of such securities and the possibility of such loss;

(d) Consultant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Shares to be issued hereby and reserved for issuance pursuant hereto, and to obtain any additional information which Client possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished; and

(e) Consultant has been furnished with a copy of Juniper Group, Inc.'s most recent Annual Report on Form 10-KSB, the Proxy Statement, and all reports or documents required to be filed under Sections 13(a), 14(a) and 15(d) of the Securities and Exchange Act of 1933, as amended, including but not limited to, quarterly reports on Form 10-QSB; and, in addition, that Consultant has been furnished with a brief description of Juniper Group, Inc.'s capital structure and any material changes in Juniper Group, Inc.'s affairs that may not have been disclosed in the Disclosure Documents.

(f) There is no pending or threatened suit, action, or legal administrative arbitration or other proceeding of claim by any governmental agency, whether federal, state, local or foreign, against the Consultant or any individual or entity which the Consultant controls, is controlling or is under common control with, which adversely or might adversely effect the
     (i) Consultant's ability to provide the services set forth herein; or (ii) Consultant's performance of the services hereunder is not in violation of any law, statute or regulation of any governmental authority, whether federal, state, local or foreign, or any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or government authority, whether federal, state, local or foreign.

         19.      DEFAULTS

         In the event that the Company fails to pay any amount due to Consultant hereunder, or to timely reimburse Consultant for any expenses in the manner set forth herein, or otherwise defaults hereunder, after receiving written notice of such default with fifteen (15) days to cure, Consultant shall have the right to cease performing services hereunder and to declare all amounts due hereunder to be immediately due and payable. In no event shall any funds paid to Consultant hereunder be refundable to the Company.

         20.      NOTICES

     All notices permitted, required or provided for by this Agreement shall be made in writing, and shall be deemed adequately delivered if delivered by hand and a receipt obtained, or by a nationally recognized overnight courier service that regularly maintains records of its pick ups and deliveries, to the parties at their respective addresses set forth above or to any other address designated by a party hereto by written notice of such address change. Notices shall be deemed given as of the date of delivery to the overnight courier service or to the recipient if delivered by hand, and received one day after delivery to the overnight courier service or when actually received if delivered by hand.

         21.      INDEMNIFICATION

     The Company shall hold harmless and indemnify Consultant from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against Consultant relating to the performance by the Company hereunder. Notwithstanding the foregoing, the Company shall have no obligation to hold harmless and indemnify Consultant from claims made against Consultant, which arise out of, or in connection with, Consultant's negligence in the performance of his duties hereunder. The provisions of this Section shall survive termination of this Agreement.

     The Consultant shall hold harmless and indemnify the Company from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against the Company relating to the performance of Consultant's hereunder.

         22.      BINDING EFFECT; ASSIGNMENT

     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

         23.      ENTIRE AGREEMENT

     This Agreement represents the entire Agreement with respect to matters contemplated herein and supersedes any prior oral or written agreements or undertakings between the parties with respect to such matters. This Agreement shall not be amended to any extent or canceled, except by a writing executed by the parties.

         24.      HEADINGS

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         25.      COUNTERPARTS

     This Agreement and any amendments hereto may be executed in any number of counterparts, all of which together shall constitute a single, original instrument.

         26.      SEPARABILITY

     To the extent that any term or provision hereof is deemed invalid, void or otherwise unenforceable, but may be made enforceable by amendment thereto, the parties agree that such amendment may be made so that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. This Agreement is made in the State of New York and subject to the laws of such State without regard to conflicts of law rules. Any action or proceeding in regard to this Agreement must be brought in the County of Nassau, State of New York.

         27.      WAIVER

     A waiver of any breach of any provision of this Agreement must be in writing and shall not constitute or operate as a waiver of any other breach of such provision or of any other provision, nor shall any failure to enforce any provisions hereof operate as a waiver of such provision or of any other provision hereunder.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

Company:                                       Consultant:

Juniper Pictures, Inc.
                                               /s/ Vance Burroughs
                                               ------------------------
    /s/ Vlado P. Hreljanovic
By: ________________________
         Vlado P. Hreljanovic


Juniper Group, Inc.

By the terms of this Agreement, the Parties intend that the Consultant will be an acquisition and marketing consultant for the Company. Juniper Group, Inc. has read and agreed to Paragraphs 5, 6, 17(c), 18(b) and (e) in this agreement concerning the issuance of Juniper Group shares as compensation, including warrants attached and the rights to redemption thereof.

Juniper Group, Inc.

/s/ Vlado P. Hreljanovic
-----------------------------
         Name

President
-----------------------------
         Title

                                   EXHIBIT "A"
                                INVESTMENT LETTER


                                      Date:

Mr. Vlado P. Hreljanovic
Chairman of the Board
Chief Executive Officer
Juniper Group, Inc.
111 Great Neck Road, Suite 604
Great Neck, NY  11021

Dear Mr. Hreljanovic,

     In connection with my purchase (acquisition) of shares of common stock, par value $.001 per share (the "Shares"), of JUNIPER GROUP, INC. a Nevada
Corporation (the "Company"), issued in consideration of an aggregate of $_______, or $________ per share, I acknowledge that you have advised me that the Shares are not being registered under the Securities Act of 1933, as amended (the "Act"), on the basis of statutory exemptions in Section 4(2) thereof relating to transactions not involving a public offering and that your reliance on this statutory exemption is based in part on the representations made by me in this letter.

         The certificate(s) representing the shares are to be delivered to me as soon as practicable following the Company's receipt of full payment of ($ ) for the Shares.

     I understand that the following reports by the Company under the Securities Exchange Act of 1934, as amended, including the Form 10-KSB for the fiscal year ended December 31, _____, and the Form 10-QSB's for the quarter(s) of 200___, plus any and all documents, instruments records and books pertaining to the Company and this investment have been made available to me and my attorney(s), accountant(s) or investment advisor(s). I have had the opportunity to ask questions of, and receive answers from the Company concerning the business of the Company, and have had the opportunity to obtain additional information in order to permit me to evaluate the merits and risks of acquiring the Shares.

         I hereby represent to you that I am acquiring the Shares for investment for my own account and not with a view to resell or otherwise distribute the Shares in a manner that would violate the Act, subject to the disposition of the Shares to be within my control at all times.

         I understand that investment in the Shares involve a very high degree of risk and that I may lose my entire investment therein.

         I understand that the Shares issued to me will bear a legend substantially as follows:

     "This certificate and the shares of stock represented hereby have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and may not be transferred, re-offered and sold unless registered or unless an exemption from registration is available".

     In the absence of an effective registration statement under the Act covering the Shares, I shall not offer, sell, transfer or otherwise dispose of any of the Shares without either first obtaining an opinion of counsel, reasonably satisfactory to you, that the disposition may be made without registration of the Shares in question under the Act, or first obtaining a letter from the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to the effect that it will recommend no action to the Commission if any of the Shares to be disposed of are so disposed of without registration.

Mr. Vlado P. Hreljanovic
JUNIPER GROUP, INC.
Page Two


     In the event that I, or anyone acting on my behalf who shall be entitled to dispose of any of the Shares, shall decide to dispose of such Shares in the absence of an effective registration statement, as a condition to any such disposition I will obtain, if required by you, an agreement in writing from each person to whom such disposition is proposed to be made to the same effect as the agreement, understandings and representations which are hereby made.

     Finally, all legal fees and other expenses incurred in connection with the rendering of opinions or the obtaining of "no-action" letters in accordance with the provisions hereof shall be entirely my obligation and responsibility and shall not be any of your responsibility, and I will promptly pay and discharge the same. Please issue the Shares in accordance with the instructions set forth at the bottom of this letter.

                                            Very truly yours,


                                            ----------------------------------

Date: __________________________


Please register the Shares as follows:

Name:

Address:

Soc. Sec. #

                                GERALD A. KAUFMAN
                                 ATTORNEY AT LAW
                              33 WALT WHITMAN ROAD
                       HUNTINGTON STATION, NEW YORK 11746


                                                                    Exhibit 5.1


July 31,2001

Juniper Group, Inc.
111 Great Neck Road
Great Neck, NY 11021

Re: Registration Statement on Form S-8 Relating to 650,000 Shares of Common Stock, Par Value $. 001 Per Share, of Juniper Group, Inc. issuable under a Stock Option Plan.

Gentlemen:

     I am counsel to Juniper Group, Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 650,000 shares (the "Shares") of the Company's common stock, par value $. 001 per share (the "Common Stock"), issuable upon the exercise of options and warrants granted pursuant to a Stock Option Plan and an Agreement for Consulting Services.

     I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the Plan, resolutions of the Board of Directors of the Company relating to the issuance of the Shares and such other corporate documents and records and other certificates, and I have made such investigations of law, as I have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.


     Based upon and subject to the foregoing, I am of the opinion that the Shares to be issued upon exercise of any options and warrants granted hereunder have been duly and validly authorized and, when the Shares have been paid for in accordance with the terms of the Plan and certificates therefore have been duly executed and delivered, such Shares will be duly and validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 or 11 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,



                                Gerald A. Kaufman

                                                                    Exhibit 23.2

                             GOLDSTEIN & GANZ, P.C.
                                98 Cuttermill Road
                           Great Neck, New York 11021
                                 (516) 487-0110
                            Facsimile (516) 487-2928







Board of Directors
Juniper Group, Inc.
111 Great Neck Road
Suite 604
Great Neck, New York  11021


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, dated July 31, 2001, of Juniper Group, Inc. of our report dated March 30, 2001, appearing on Page F-2 of Form 10-KSB for the fiscal year ended December 31, 2000.


     This consent is in connection with the Registration Statement under the Securities Act of 1933, as amended, of 650,000 shares of Common Stock. par value $.001 per share, of Juniper Group, Inc.





                                                       GOLDSTEIN & GANZ, P.C.







Great Neck, New York
July 30, 2001